Clark Wilson LLP

Barristers & Solicitors

Patent & Trade-mark Agents

800-885 W Georgia Street

Vancouver, BC V6C 3H1

Tel.	604.687.5700
Fax	604.687.6314

June 28, 2005

Board of Directors

Braintech, Inc.

930 West 1st Street, Suite 102

North Vancouver, BC V7P 3N4

Dear Sirs:

Re: Legality and Authorization of Shares Issued Under Form S-8 Registration Statement

You have requested our opinion with respect to certain matters in connection with the filing by Braintech, Inc., a Nevada corporation (the “Company”), of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (“the Commission”) under the Securities Act of 1933, as amended, (“the Act”) covering the registration of an aggregate of 2,500,000 shares of the Company’s Common Stock, $0.001 par value (the “Shares”), for issuance pursuant to the Company’s 2003 Stock Option Plan of Braintech, Inc. (the “Stock Option Plan”).

In connection with the preparation of this Opinion, we have examined the following:

1.          The Company’s Articles of Incorporation and amendments thereto and Bylaws as submitted to us by the Company pursuant to our request for same;

2.	The Registration Statement herein referenced;

3.          A Directors’ Resolution dated April 16, 2003 approving the Company’s Stock Option Plan and approving the presentation of the Stock Option Plan 2003 at the annual general meeting of shareholders for approval;

4.	A shareholders resolution dated June 18, 2003 approving the Stock Option Plan;
5.	The Company’s Section 10(a) Prospectus for the Registration Statement;
6.	The Company’s Form 10-KSB for the fiscal year ended December 31, 2004; and
7.	Such other documents as we have deemed necessary for the purposes of this Opinion.

We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Stock Option Plan, the Registration Statement and the related prospectus, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

CLARK WILSON LLP

/s/ Clark Wilson LLP